Exhibit 10.1

580 Hornby Street, Suite 588 Vancouver, British Columbia, V6C 3B6 Tel: +1 888 363 9883 www.nvgoldcorp.com

January 10, 2020

Magellan Gold Corporation

Mr. John Power, Director

Mr. David Drips, CEO

500 Marquette Avenue NW, Suite 1200
Albuquerque, New Mexico 87102

Dear Messrs Power and Drips,

Re:	Proposed Agreement to Purchase 100% of the Silver District Exploration Project, Arizona from Magellan Gold Corporation

This letter of intent (“LOI”) sets out the principal commercial and contractual terms and principles of the agreement between Magellan Gold Corporation, Gulf + Western Industries, Inc. (“the Vendor”), and NV Gold Corporation (“NVX”) and its wholly-owned subsidiary NV Gold Corporation (USA) (“NV Gold”), whereby NV Gold has an option to purchase from the Vendor 100% of the Silver District Exploration Project located in La Paz County, Arizona, USA, which is made up of the mineral tenures, interests and permits listed in Schedule A (the “Property”), but subject to the royalties listed in Schedule A, and all data, maps, information, reports, drill core and samples from or relating to the Property in whatever form (collectively, the "Property Data").

This LOI is intended to and constitutes a legally binding and enforceable agreement among the parties. It is further intended that, subject to NV Gold being satisfied with the results of its due diligence investigations in respect of the Property in its discretion, including a site visit, the parties hereto agree to negotiate in good faith to settle the form of, and enter into, a binding definitive option agreement which will replace this LOI and set forth the terms and conditions of this LOI in greater detail (the “Definitive Agreement”).

1.	Option to Purchase

The Vendor hereby grants NV Gold the exclusive right to purchase (the “Purchase Right”), an undivided 100% right, title and interest in and to the Property and the Property Data in consideration of:

a)	NV Gold paying US$25,000 to the Vendor within 5 business days of the date the TSX Venture Exchange (“TSXV”) accepts the terms of this LOI, which amount is non-refundable in all circumstances;

b)	on or before the earlier of execution of the Definitive Agreement and 4 months from the date of this LOI (such date being the “2nd Payment Date”), NV Gold paying US$75,000 and NVX issuing 350,000 shares of NVX to the Vendor;

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c)	on or before the first anniversary of the 2nd Payment Date:

(i)	NVX issuing CAD$75,000 in shares of NVX to the Vendor, calculated using a 20-day VWAP ending on the date two days before the date of payment, subject to the deemed price being not less than the price (the “Deemed Price Floor”) that is greater of:
A.	75% of the closing price of the shares of NVX on the TSXV before announcement of the terms of this LOI by NVX; and
B.	CAD$0.11; and
(ii)	NV Gold having incurred CAD$50,000 in exploration expenditures on the Property;

d)	on or before the second anniversary of the 2nd Payment Date:

(i)	NV Gold paying US$25,000 to the Vendor;
(ii)	NVX issuing CAD$75,000 in shares of NVX to the Vendor, calculated using a deemed price equal to the 20-day VWAP ending on the date two days before the date of payment, subject to the deemed price being not less than the Deemed Price Floor; and
(iii)	NV Gold having incurred CAD$100,000 in cumulative exploration expenditures on the Property;

e)	on or before the third anniversary of the 2nd Payment Date:

(i)	NV Gold paying US$25,000 to the Vendor;
(ii)	NVX issuing CAD$100,000 in shares of NVX to the Vendor, calculated using a deemed price equal to the 20-day VWAP ending on the date two days before the date of payment, subject to the deemed price being not less than the Deemed Price Floor; and
(iii)	NV Gold having incurred CAD$150,000 in cumulative exploration expenditures on the Property;

f)	on or before the fourth anniversary of the 2nd Payment Date:

(i)	NV Gold paying US$25,000 to the Vendor;
(ii)	NVX issuing CAD$125,000 in shares of NVX to the Vendor, calculated using a deemed price equal to the 20-day VWAP ending on the date two days before the date of payment, subject to the deemed price being not less than the Deemed Price Floor; and
(iii)	NV Gold having incurred CAD$200,000 in cumulative exploration expenditures on the Property;

g)	on or before the fifth anniversary of the 2nd Payment Date:

(i)	NV Gold paying US$25,000 to the Vendor;
(ii)	NVX issuing CAD$150,000 in shares of NVX to the Vendor, calculated using a deemed price equal to the 20-day VWAP ending on the date two days before the date of payment, subject to the 20-day VWAP being not less than the Deemed Price Floor; and
(iii)	NV Gold having incurred CAD$225,000 in cumulative exploration expenditures on the Property,

(collectively, such payments being the “Purchase Payments”). If NV Gold and NVX make the Purchase Payments before termination of this LOI, NV Gold will be deemed to have purchased a 100% interest in the Property and the Vendor shall immediately undertake all actions necessary to transfer and register 100% of the Property to NV Gold.

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For greater certainty, each of the payments above are optional at NV Gold’s election, but if NV Gold and NVX make all of the above payments to the Vendor, NV Gold will have purchased a 100% interest in the Property and the Property Data and the Vendor shall immediately undertake all actions necessary to transfer and register 100% of the Property and the Property Data to NV Gold. The Vendor also agrees to transfer to NV Gold any bonding in place in respect of any work performed or to be performed on the Property.

For the purposes of this LOI, the term “exploration expenditures” shall refer to costs incurred on reclamation of the Property and on exploration and development activities directed towards discovery, delineation, disclosure and definition of an ore body on the Property (but, for greater certainty, excluding payments required to maintain the Property in good standing), monies expended in paying the fees, wages, salaries, travelling expenses and fringe benefits of all persons engaged in work with respect to or for the benefit of the Property and which are attributable to such persons work on the Property and an overhead fee equal to 10% of exploration expenditures incurred by NV Gold in relation to the Property, except third party contracts which exceed $50,000 in a single year for which the overhead fee will be 5%.

If NV Gold or NVX fail to pay any of the monetary or share payments to the Vendor within the relevant time period set out above or breaches its obligations with respect to the maintenance and administration of the Property claims set out below, the Vendor may terminate this LOI after first serving notice on NV Gold and giving NV Gold 20 business days to remedy such default (or, in the case of default with respect to failing to keep the Property free and clear of all mortgages, charges, caveats, security interests and other encumbrances arising from its activities on or in respect of the Property, 20 business days to commence action to remedy the default). If NV Gold has not remedied (or commenced action to remedy) the non-payment or breach within such period this LOI will terminate and, upon such termination, NV Gold will not have any further rights or interests in relation to Property.

2.	Due Diligence Period

During the period between the date of this LOI and the 2nd Payment Date (the “Due Diligence Period”) the Vendor agrees that:

i.	it will allow NV Gold and its authorized representatives, including legal counsel and consultants, access to the Property and to all information, books, records or other documents in the Vendor’s possession pertaining to the Property; and

ii.	it will not, directly or indirectly, authorise or permit any officer, employee, representative or agent thereof, to directly or indirectly solicit, initiate, encourage, engage in or respond to any inquiry or proposal regarding a purchase, transfer or other dealing in the Property, or encourage or provide any information to any corporation or other entity regarding an acquisition of the Property.

3.	Notice of Sale

The Vendor agrees not to sell blocks the shares of NVX exceeding 100,000 shares in any 1 month period unless it has first advised NV Gold 60 days in advance of its intent to sell share blocks and the number of shares to be sold and given NV Gold the first right to designate a purchaser of the shares to be sold.

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4.	Covenants of the Parties

a)	From the 2nd Payment Date until termination of the LOI or completion of the purchase of the Property by NV Gold, NV Gold will be responsible for the administration and maintenance of the Property and for compliance with all governmental regulations and minimum annual expenditure requirements with respect to the Property.

b)	The Vendor covenants that:

(i)	it will not deal or enter into any negotiations to deal with the Property without the prior consent of NV Gold during the period this LOI is in effect (the “Option Period”); and

(ii)	during the Option Period, the Vendor and Megellan Gold Corporation shall promptly advise NV Gold if any person makes any proposal or offer to acquire the Property, any part of the Property or any interest in the Property, and of any inquiry or contact with any person with respect thereto, and shall promptly inform NV Gold of all the terms and conditions thereof, and shall furnish to NV Gold copies of any such written proposal or offer and the contents of any communications in response thereto.

c)	Each of the Vendor and NV Gold will have the right to lodge a caveat over the Property to protect its interests under this LOI and the Definitive Agreement.

d)	NV Gold’s obligations to enter into the Definitive Agreement will be conditional upon the satisfaction or waiver of the following conditions precedent during the Due Diligence Period:

(i)	NV Gold receiving final acceptance of the Transaction from the TSXV; and

(ii)	the parties obtaining any other approvals required under applicable laws or the rules of an applicable securities exchange.

e)	During the Option Period:

(i)	The Vendor must not, without the prior consent of NV Gold, relinquish or surrender any portion of any of the Property;

(ii)	NV Gold must keep the Property free and clear of all mortgages, charges, caveats, security interests and other encumbrances arising from its activities on or in respect of the Property; and

(iii)	NV Gold shall provide the Vendor a copy of the exploration data it generates from work on the Property not less than annually.

f)	Magellan Gold Corporation guarantees the obligations of the Vendor, its wholly-owned subsidiary, hereunder.

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5.	Representations and Warranties

a)	The Vendor represents, warrants and covenants to and with NV Gold and NVX that, as of the date of this LOI:

(i)	The Vendor is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(ii)	The Vendor has full legal capacity, power and authority to enter into and perform its obligations under this LOI and this LOI constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(iii)	The Vendor holds a 100% legal and beneficial right, title and interest in the Property, except as set forth in Schedule A;

(iv)	The Property are free from any encumbrances liens, charges, claims, royalties or interests of others of whatever nature, other than the royalties described in Schedule A hereto and rights and interests under legislation applicable to the Property;

(v)	The Property claims are in good standing, in full force and effect and not liable to cancellation or forfeiture for any reasons and the Vendor is not in breach or contravention of any of the terms and conditions upon which the Property claims were granted or of any other rule, regulation or provision of any statute concerning, affecting or relating to the Property claims;

(vi)	The mining lease(s), if any, governing mineral rights included in the Property are valid and enforceable agreements and grant rights to minerals on, in or under the area of such leases to the Vendor, are in good-standing and are assignable by the Vendor without the consent of the lessor(s);

(vii)	There are no environmental liabilities relating to or affecting the Property nor are there any circumstances relating to the Property which may reasonably be expected to give rise to future environmental liabilities, other than environmental obligations included in the terms and conditions attaching to the Property or arsing under any law other than by reason of a breach of that law by the Vendor;

(viii)	To the best of its knowledge, neither the Vendor nor the Vendor’s rights to the Property are subject to any litigation or legal proceedings, and litigation or legal proceedings have not been threatened against the Vendor; and

(ix)	Neither the Vendor, nor any of its assets, is subject to any bankruptcy, receivership or insolvency proceedings or orders.

Under the Definitive Agreement, the Vendor will provide such representations and warranties to NV Gold and NVX as are considered standard for transactions similar to the one described herein, including but not limited to the substance of the foregoing statements, at the date of the Definitive Agreement.

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b)	Under the Definitive Agreement, NV Gold will provide such warranties to the Vendor as are considered standard for transactions similar to the Transaction, including but not limited to warranting to the Vendor that the following statements are true, complete and accurate at the date of the Definitive Agreement:

(i)	Each of NV Gold and NVX is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(ii)	NV Gold has full legal capacity, power and authority to enter into and perform its obligations under this LOI and this LOI constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(iii)	NVX owns 100% of the entire issued share capital of NV Gold;

(iv)	NV Gold is not subject to any litigation or legal proceedings, and litigation or legal proceedings have not been threatened against NV Gold; and

(v)	Neither NV Gold, nor NVX, nor any of their respective assets, is subject to any bankruptcy, receivership or insolvency proceedings or orders.

Under the Definitive Agreement, NV Gold and NVX will provide such representations and warranties to the Vendor as are considered standard for transactions similar to the one described herein, including but not limited to the substance of the foregoing statements, at the date of the Definitive Agreement.

6.	Other Provisions

a)	During the Option Period NV Gold shall have the right to elect to exclude from the Property subject to this LOI or the Definitive Agreement, any of the claims which make up the Property by notice to the Vendor and thereafter NV Gold shall have no further obligations to maintain such excluded claims but the terms of this LOI and the Definitive Agreement shall continue in respect of the retained claims.

b)	The parties shall use their best efforts to agree to the terms of and, if so agreed, execute, a Definitive Agreement within the Due Diligence Period. If the Definitive Agreement is not agreed and executed by the end of the Exclusivity Period, NV Gold may terminate this LOI by notice in writing to the Vendor.

c)	NV Gold may terminate the LOI at any time by written notice to the Vendor.

d)	The Vendor may terminate the LOI if NV Gold or NVX fail to make the payments referred to, and in accordance with, Section 1 of this LOI.

e)	If this LOI is terminated under this clause 6 or otherwise:

(i)	the rights and obligations of each party under clauses 6.j) and k) will survive termination; and

(ii)	subject to clause 6.e)(i), each party is released from its obligations under this LOI.

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f)	The Vendor understands and acknowledges that all shares of NVX issuable hereunder will be subject to certain resale restrictions under applicable Canadian and US securities laws and the rules and policies of the TSXV and the Vendor agrees to comply with such restrictions. The Vendor also acknowledges that the certificates for the securities of NVX issuable hereunder will bear the required legends under US securities laws as well as the following legends required under Canadian securities laws:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [date that is four months plus one day after the Closing Date]."

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATRE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADE ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHAGNE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert date that is four months plus one day after the closing date].”

g)	For the purposes of Section 1 hereof, if there is any subdivision, consolidation or other alteration of the share capital of NVX before the date the fixed share payment must be made, there will be a corresponding adjustment in the number of shares issuable to reflect such change in share capital.

h)	During the Option Period, NV Gold shall be the operator of all exploration and development programs on the Property. NV Gold and its employees, agents and independent contractors shall have the right to enter upon the Property and to do such prospecting, exploration, development or other mining work thereon and thereunder as is contemplated by this Agreement, including the removal of mineral samples for the purpose of, and in the amounts appropriate for, testing such mineral samples, and NV Gold shall have the right to bring upon and erect upon the Property such buildings, plant machinery and equipment as NV Gold may deem necessary or desirable to carry out such activities.

i)	Time shall be of the essence in this LOI.

j)	NV Gold’s and NVX’s obligations under this LOI are subject to acceptance of the terms of this LOI by the TSXV.

k)	No disclosure or announcement, public or otherwise, in respect of this LOI or the transactions contemplated herein or therein will be made by any party without the prior agreement of the other party as to timing, content and method, provided that the obligations herein will not prevent any party from making, after consultation with the other party to the extent possible, such disclosure as its counsel advises is required by applicable law or the rules and policies of the TSXV, or any securities regulatory authority having jurisdiction over it.

l)	This LOI and the Definitive Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada. Each party submits to the exclusive jurisdiction of the courts exercising jurisdiction in Canada and courts of appeal from them in respect of any proceedings arising out of or in connection with this LOI or the Definitive Agreement.

m)	During the Option Period, none of the parties to this LOI may assign nor otherwise deal with all or any part of its interest in the Definitive Agreement or this LOI without the written consent of the other party and any purported assignment without such consent is considered void.

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n)	This LOI may be executed in several parts in the same form and such parts as so executed will together constitute one original agreement, and such parts, if more than one, will be read together as if all parties hereto had executed one copy of this LOI.

o)	This LOI constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and representations, oral or written, by and between any of the parties hereto with respect to the subject matter hereof.

p)	Each party at its own expense must do everything reasonably necessary to give full effect to this LOI and the transactions which it contemplates.

q)	Each party shall bear its own legal and other costs in relation to this LOI, the Transaction, the Definitive Agreement and any other agreements entered into in connection with the Transaction, except that NV Gold is solely responsible for paying any stamp duty payable on each of this LOI and the Definitive Agreement or in connection with any of the transactions contemplated by this LOI.

r)	The existence and terms of this LOI are confidential and must not be disclosed to a third party without the prior written consent of the other party. This restriction does not apply where such disclosure is to a related body corporate, government agency or legal or financial adviser of a party or is required by law or the rules of any stock exchange applicable to one of the parties hereto.

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If the foregoing is in accordance with your understanding and is acceptable to you, please indicate by signing this LOI and returning a copy to us.

Yours truly,

NV GOLD CORPORATION	NV GOLD CORPORATION (USA)

Per:	Per:

/s/ John Watson	/s/ John Watson
John Watson	John Watson
Chief Executive Officer & Chairman	President

Accepted and agreed to this 10th day of January, 2020, by:

MAGELLAN GOLD CORPORATION	GULF + WESTERN INDUSTRIES, INC.

/s/ John Power	/s/ John Power
John Power, Director and Interim CFO	Name: _______________________
Title: ________________________

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SCHEDULE A

Silver District Claims and Permits

PATENTED CLAIMS

Name	MS#	Royalty Payable	Royaltyholder	Agreement Creating Royalty
James G. Blaine	1258	5% NPI	Mary Laccinole et. al.	Purchase & Sale – 01 Feb 2007
Black Rock	291		Columbus	Fornaciari Purchase & Sale – 01 Sep 2007
Pacific	292		Columbus	Fornaciari Purchase & Sale – 01 Sep 2007

UNPATENTED CLAIMS

Name	BLM#	Royalty Payable	Royaltyholder	Agreement Creating Royalty
Plata No. 1 (3rd Am)	AMC 44189	2% NSR	Robert Bell	Lease – 28 Aug 2006
Plata No. 2 (2nd Am)	AMC 44190	2% NSR	Robert Bell	Lease – 28 Aug 2006
Ruth #5 (Am)	AMC 44220	2% NSR	Bell	Bell Sale – 28 Aug 2006
Ruth #7 (Am)	AMC 44222	2% NSR	Bell	Bell Sale – 28 Aug 2006
Plata No. 3 (Am)	AMC 44191	2% NSR	Bell	Bell Sale – 28 Aug 2006
Plata No. 5-6 (Am)	AMC 44193-4	2% NSR	Bell	Bell Sale – 28 Aug 2006
Plata No. 10-12 (Am)	AMC 44195-7	2% NSR	Bell	Bell Sale – 28 Aug 2006
Plata No. 14	AMC 44199	2% NSR	Bell	Bell Sale – 28 Aug 2006
Plata No. 15 (Am)	AMC 44200	2% NSR	Bell	Bell Sale – 28 Aug 2006
Chuck No. 5	AMC 44208	2% NSR	Bell	Bell Sale – 28 Aug 2006
Chuck No. 7	AMC 44210	2% NSR	Bell	Bell Sale – 28 Aug 2006
Chuck No. 9	AMC 44212	2% NSR	Bell	Bell Sale – 28 Aug 2006
POP 1-11 (2nd Am)	AMC 43990-44000	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 13-16 (2nd Am)	AMC 44002-5	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 17 (Am)	AMC 44006	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 19 (Am)	AMC 44008	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 21-22 (Am)	AMC 44010-11	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 24-29 (2nd Am)	AMC 44013-18	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 30-32 (Am)	AMC 44019-21	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 37-38 (2nd Am)	AMC 44026-27	1.5% NSR	TOMC	TOMC Sale – 10 May 2003

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POP 43 (Am)	AMC 44032	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 50-51	AMC 207723-24	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 53-57	AMC 207725-29	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
POP 62	AMC 207734	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
Max 13-26	AMC 386562-75	1.5% NSR	TOMC	TOMC Sale – 10 May 2003
PL-1&2	AMC 366944-5	none
Arch	AMC 366937	none
RU 1-3	AMC 366947-9	none
CH 1-6	AMC 366938-43	none
POP 39	AMC 366946	none
A-1	AMC 369924	none
R1HO	AMC 369925	none
SD 30	AMC 424398	none
SD 37	AMC 424404	none

UNPATENTED MILLSITES

RUF 1-2	BLM#	Royalty Payable	Royaltyholder	Agreement Creating Royalty
RUF 1-2	AMC 129269-70	1.5% NSR	Columbus	TOMC Sale – 10 May 2003
RUF 5	AMC 129273	1.5% NSR	Columbus	TOMC Sale – 10 May 2003
RUF 9-10	AMC 129277-8	1.5% NSR	Columbus	TOMC Sale – 10 May 2003
RUF 12-15	AMC 129280-3	1.5% NSR	Columbus	TOMC Sale – 10 May 2003
RUF 17-18	AMC 129285-6	1.5% NSR	Columbus	TOMC Sale – 10 May 2003
RUF 22-24	AMC 129290-2	1.5% NSR	Columbus	TOMC Sale – 10 May 2003
MIL # 1-6	AMC 129261-6	1.5% NSR	Columbus	TOMC Sale – 10 May 2003
G&W # 2-4	AMC 129255-7	1.5% NSR	Columbus	TOMC Sale – 10 May 2003

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Other:

1/3 interest - SILVER GLANCE Patented Mining Claim – MS 246 Parcel #301-34-001 La Paz Co. Assessor - (Subject to lease agreement; title to be perfected)

1/3 interest - MENDIVIL Patented Mining Claim – MS 279 Parcel #301-33-002 La Paz Co. Assessor - (Subject to lease agreement; title to be perfected)

Arizona State Exploration Permit

Arizona State Exploration Permit #08-118475 - GRANTED December 2, 2015; 334.85 acres+/-

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